SIXTH SUPPLEMENTAL INDENTURE

VECTOR GROUP LTD.

AND EACH OF THE GUARANTORS PARTY HERETO

11% SENIOR SECURED NOTES DUE 2015

SIXTH SUPPLEMENTAL INDENTURE

Dated as of February 12, 2013

To

INDENTURE

Dated as of August 16, 2007
As supplemented by First Supplemental Indenture dated as of July 15, 2008,
Second Supplemental Indenture dated as of September 1, 2009,
Third Supplemental Indenture dated as of April 20, 2010,
Fourth Supplemental Indenture dated as of December 3, 2010, and
Fifth Supplemental Indenture dated as of December 16, 2010

U.S. BANK NATIONAL ASSOCIATION

as Trustee and as Collateral Agent

Sixth Supplemental Indenture (this “Sixth Supplemental Indenture”), dated as of February 12, 2013, among Vector Group Ltd., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee and Collateral Agent (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Guarantors have heretofore executed and delivered an Indenture, dated as of August 16, 2007 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of July 15, 2008 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of September 1, 2009 (the “Second Supplemental Indenture”), a Third Supplemental Indenture, dated as of April 20, 2010 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture, dated as of December 3, 2010 (the “Fourth Supplemental Indenture”), and a Fifth Supplemental Indenture, dated as of December 16, 2010 (the “Fifth Supplemental Indenture,” and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), providing for the issuance by the Company of its 11% Senior Secured Notes due 2015 (the “Notes”);.

WHEREAS, the Company has offered to purchase for cash any and all outstanding Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated January 29, 2013, as amended or supplemented from time to time (the “Tender Offer”).

WHEREAS, in connection with the Tender Offer, the Company has requested that Holders of the

Notes deliver their consents with respect to amendments to certain provisions of the Indenture.

WHEREAS, pursuant to Section 9.02 of the Indenture, subject to certain exceptions inapplicable hereto, the Company and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer for the Notes).

WHEREAS, the Holders of a majority in aggregate principal amount of the Notes outstanding have duly consented to the proposed amendments set forth in this Sixth Supplemental Indenture in accordance with Section 9.02 of the Indenture.

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) one or more board resolutions authorizing the execution of this Sixth Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding recital and (iii) the Officers’ Certificate and the Opinion of Counsel described in Sections 9.06 and 13.04 of the Indenture.

WHEREAS, all conditions necessary to authorize the execution and delivery of this Sixth Supplemental Indenture and to make this Sixth Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the

Notes, as follows:

ARTICLE I AMENDMENT OF

INDENTURE

Section 1.1        Amendments.

Subject to Section 2.1, the Indenture is hereby amended by deleting in their entireties Sections 4.03, 4.04 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 5.01, 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9), 6.01(11) and 11.04 of the Indenture and replacing such sections with “[Intentionally Omitted.]”. None of the Company, any Guarantor, the Trustee, the Collateral Agent or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such sections, and such sections shall not be considered in determining whether an Event of Default has occurred or whether the Company or any Guarantor has observed, performed or complied with the provisions of the Indenture.

Section 1.2        Amendments to Definitions and Section References.

(a) Subject to Section 2.1, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references have been eliminated as a result of the amendments to the Indenture pursuant to Section 1.1.

(b) Subject to Section 2.1, the Indenture is hereby amended by deleting therefrom any references to Sections of the Indenture which have been deleted as a result of the amendments to the Indenture pursuant to Section 1.1 and replacing such references with “[Intentionally Omitted.]”.

ARTICLE II MISCELLANEOUS
PROVISIONS

Section 2.1        Effect of Sixth Supplemental Indenture.

The provisions of this Sixth Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Sixth Supplemental Indenture shall become operative only upon the acceptance for purchase by the Company, pursuant to the Tender Offer, of at least a majority in aggregate principal amount of the outstanding Notes, with the result that the amendments to the Indenture effected by this Sixth Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur. The Company shall notify the Trustee in writing promptly after the occurrence of such purchase or promptly after the Company shall determine that such purchase will not occur and such notice shall state the date that this Sixth Supplemental Indenture becomes operative (if applicable). Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Sixth Supplemental Indenture shall control.

Section 2.2        Capitalized Terms.

Capitalized terms used herein without definition shall have the meanings assigned to them in the

Indenture.

Section 2.3        Successors.

All covenants and agreements in this Sixth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 2.4        Separability Clause.

In case any provision in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.5        Governing Law.

THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 2.6        Counterparts.

This Sixth Supplemental Indenture may be signed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.7        Interpretation.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture or the proper authorization or the due execution thereof by the Company. In entering into this Sixth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture applicable to it, whether or not elsewhere herein so provided.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COMPANY:

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
	Name:	J. Bryant Kirkland III
	Title:	Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

ACCOMMODATIONS ACQUISITION CORPORATION
EVE HOLDINGS INC.
LIGGETT & MYERS HOLDINGS INC.
VGR HOLDING LLC

By:	/s/ J. Bryant Kirkland III
	Name:	J. Bryant Kirkland III
	Title:	Authorized Officer

LIGGETT VECTOR BRANDS LLC
V.T. AVIATION LLC
VECTOR RESEARCH LLC
VECTOR TOBACCO INC.
VGR AVIATION LLC

By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
	Title:	Authorized Officer

100 MAPLE LLC
LIGGETT GROUP LLC

By:	/s/ John R. Long
	Name:	John R. Long
	Title:	Authorized Officer

Signature Page to Sixth Supplemental Indenture

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Assistant Vice President

Signature Page to Sixth Supplemental Indenture